Exhibit 99.1

REVOCABLE PROXY

EGENE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THE COMPANY FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints Ming-Sun Liu his or her true and lawful agent and proxy to represent and to vote on behalf of the undersigned all of the shares of eGene, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at [        ] a.m., local time, on [                ], 2007, at eGene’s offices located at 17841 Fitch, Irvine, California, and at any adjournment thereof, upon the following proposals more fully described in the Notice of the Special Meeting of Shareholders and Proxy Statement/Prospectus for the Meeting (receipt of which is hereby acknowledged).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND, WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT THEREOF, IN THE DISCRETION OF THE PERSON NAMED ABOVE AS PROXY HOLDER.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

SPECIAL MEETING OF STOCKHOLDERS OF

EGENE, INC.

[            ], 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE

MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		FOR	AGAINST	ABSTAIN

1.	To approve and adopt the Agreement and Plan of Merger, dated as of April 12, 2007 (which we refer to as the merger agreement), by and among QIAGEN North American Holdings, Inc., Electra Merger Sub, Inc. and eGene, Inc., as amended, and the transactions contemplated by the merger agreement; and	☐	☐	☐

2.	To transact any other business as may properly come before the special meeting or any adjournment of the special meeting.

	PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.